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                                                                       Exhibit 5


                  Opinion of Brobeck, Phleger & Harrison LLP


                                June 13, 1996



Komag, Incorporated
275 South Hillview Drive
Milpitas, CA 95035


          Re:  Komag, Incorporated (the "Company")
               Registration Statement for registration
               of an aggregate of 3,000,000 Shares of Common Stock
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Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 3,000,000 additional shares of Common Stock available for issuance under the Company's Restated 1987 Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's Restated 1987 Stock Option Plan and in acordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours.

                                           /s/ Brobeck, Phleger & Harrison LLP

                                           BROBECK, PHLEGER & HARRISON LLP